Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 9, 2018, in the Registration Statement (Form F-1) and related Prospectus of GreenTree Hospitality Group Ltd. dated March 14, 2018 for the registration of its Class A ordinary shares.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

March 14, 2018